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                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                   -----------------------------

                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):
                          January 6, 2000



                        CONNING CORPORATION
       (Exact name of registrant as specified in its charter)

                              Missouri
           (State or other jurisdiction of incorporation)


           0-23183                          43-1719355
           -------                          ----------
   (Commission File Number)     (I.R.S. Employer Identification No.)



            700 Market Street, St. Louis, Missouri 63101
            --------------------------------------------
        (Address of principal executive offices) (zip code)


                           (314) 444-0498
        (Registrant's telephone number, including area code)



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ITEM 1. CHANGES IN CONTROL

   As previously reported by Conning Corporation (the "Company) in its Current Report on Form 8-K dated August 26, 1999 (filed September 10, 1999) (File No. 0-23183), which is hereby incorporated herein by reference, on August 26, 1999, GenAmerica Corporation ("GenAmerica") announced that General American Mutual Holding Company ("GAMHC") had entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Metropolitan Life Insurance Company ("MetLife"), whereby MetLife would acquire GenAmerica, including GenAmerica's beneficial ownership of a majority of the outstanding shares of common stock of the Company. GAMHC is a Missouri mutual insurance holding company and is the parent of GenAmerica.

   As previously reported by the Company in its Current Report on Form 8-K dated September 17, 1999 (filed September 30, 1999) (File No. 0-23183), which is hereby incorporated herein by reference, on September 17, 1999, the Circuit Court of Cole County, Missouri (the "Court") entered an order (the "Order of Rehabilitation") placing GAHMC into rehabilitation and approving notice of a hearing to approve a Plan of Reorganization. The Order also appointed the Director of the Missouri Department of Insurance (the "Department") as rehabilitator of GAMHC.
As previously reported by the Company in its Current Report on Form 8-K dated November 10, 1999 (filed November 24, 1999), (File No. 0-23183), which is hereby incorporated herein by reference, the Court held the hearing and entered a judgment confirming the Plan of Reorganization.

   On January 6, 2000, MetLife completed the acquisition of
GenAmerica and purchased all of the outstanding shares of common stock of GenAmerica. A copy of the press release issued by MetLife relating to the acquisition is filed as Exhibit 2.1 and incorporated herein by reference. In accordance with the Stock Purchase Agreement, MetLife paid $1.2 billion into a special account established by the Missouri Department of Insurance to administer the rehabilitation, and eventual liquidation, of GAMHC. MetLife used approximately $300 million of working capital to finance the purchase of the stock of GenAmerica. The remainder of the purchase price, approximately $900 million, was financed by MetLife from the issuance by one of its subsidiaries, MetLife Funding, Inc. ("MetLife Funding"), of short-term debt in the form of commercial paper, pursuant to customary commercial paper dealer arrangements with Deutsche Bank Securities Inc., Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation and Goldman, Sachs & Co. The commercial paper has a weighted-average maturity of 70 days and bears a weighted-average interest rate of 6.06%. Upon maturity of the commercial paper, MetLife Funding may refinance the obligations then due with proceeds arising from one or more issuances of commercial paper of short duration that mature at or around the estimated time of completion of the proposed initial public offering of MetLife, Inc.

   Prior to the acquisition of GenAmerica by MetLife, GAMHC was the beneficial owner of approximately 61% of the shares of outstanding common stock of the Company. Upon closing of the GenAmerica acquisition, MetLife became the beneficial owner of such shares of the Company.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

   As previously reported by the Company in its Current Report on Form 8-K dated August 10, 1999 (filed August 25, 1999) (File No. 0-23183), which is hereby incorporated herein by reference, General American Life Insurance Company ("General American"), a subsidiary of GenAmerica and, prior to the acquisition of GenAmerica by MetLife, the Company's majority shareholder, became subject to an order of administrative supervision from the Department. On January 6, 2000, the Department lifted the order of administrative supervision of General American.



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ITEM 5. OTHER EVENTS

   On January 17, 2000, John C. Shaw resigned from the Company's
Board of Directors and related committees on which he served. A copy of the press release issued by the Company relating to Mr. Shaw's resignation is filed as Exhibit 99.1 and incorporated herein by reference.

   On January 18, 2000, MetLife, the beneficial owner of approximately 61% of the outstanding shares of common stock of the Company, announced its proposal to acquire all of the outstanding shares of common stock of the Company not already owned by MetLife for a price of $10.50 per share in cash. A copy of the press release issued by the Company relating to the proposed acquisition by MetLife is filed as
Exhibit 99.2 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) The following exhibit is filed as part of this report on Form 8-K.

        Exhibit 2.1   Press release issued by Metropolitan Life
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Insurance Company on January 7, 2000, relating to the acquisition of
GenAmerica Corporation.

        Exhibit 99.1   Press release issued by the Company on
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January 17, 2000 relating to the resignation of John C. Shaw.

        Exhibit 99.2   Press release issued by the Company on
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January 18, 2000 relating to the proposal by Metropolitan Life Insurance
Company to acquire the outstanding shares of common stock of Conning Corporation not already owned by Metlife.


                             SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 19, 2000          CONNING CORPORATION

                                 By:  /s/ Fred M. Schpero
                                 Name:  Fred M. Schpero
                                 Title: Senior Vice President
                                        and Chief Financial Officer